Camber Energy, Inc. 8-K

Exhibit 99.1

Camber Energy, Inc. Sets Date For 2021 Annual Meeting of Shareholders

HOUSTON, TX / ACCESSWIRE / November 19, 2020 / Camber Energy, Inc. (NYSE American:CEI) (“Camber” or the “Company”) today announced that it had scheduled its 2021 Annual Meeting of Shareholders to be held on January 18, 2021 at 10:00 A.M. local time Central Time, virtually by means of remote communication or at such other time and location to be determined by the Company’s Board of Directors and set forth in the Company’s proxy statement for the 2021 Annual Meeting. It is also possible that the 2021 Annual Meeting may be held on a different date. Shareholders of record of Company’s common stock at the close of business on November 30, 2020, the planned record date for the 2021 Annual Meeting, will be entitled to notice of, and to vote at, the 2021 Annual Meeting.

As the 2021 Annual Meeting will be held more than 30 days prior to the first anniversary of the Company’s 2020 annual meeting of shareholders, which was held on March 11, 2020, shareholders of the Company who wish to have a proposal considered for inclusion in the Company’s proxy materials for the 2021 Annual Meeting must provide written notice that is received by the Company’s Secretary at the Company’s corporate headquarters, 1415 Louisiana, Suite 3500, Houston, Texas 77002, on or before the close of business on December 1, 2020, which the Company has determined to be a reasonable time before it expects to begin to print and send its proxy materials.

Any such shareholder proposal must be submitted and must comply with the applicable rules and regulations of the Securities and Exchange Commission, including Rule 14a-8 of the Securities Exchange Act of 1934, as amended (as applicable), Nevada law and the Company’s Amended and Restated Bylaws.

Additional Information and Where to Find It

As noted above, in connection with the Annual Meeting, the Company will file with the Securities and Exchange Commission (the “SEC”) a proxy statement and other relevant documents. It is anticipated that a Notice of Internet Availability of Proxy Materials (“Notice”) relating to the Annual Meeting will be sent to each shareholder registered in the share register of the Company as of the close of business on the record date (provided the Company may alternatively, in its discretion, send each shareholder a form of the proxy and the Company's latest annual report). Instructions on how to access the proxy materials over the Internet or request a printed set of proxy materials will be provided in the Notice. The Notice (or proxy, if the proxy is mailed) also will provide instructions on how to submit a proxy over the Internet or via mail.

This press release does not constitute a solicitation of any vote or approval. Shareholders are urged to read the proxy statement when it becomes available and any other documents to be filed with the SEC in connection with the Annual Meeting because they will contain important information about the Annual Meeting. The directors, nominees for election as director, executive officers and certain other members of management and employees of the Company may be deemed “participants” in the solicitation of proxies from the Company's shareholders in connection with the matters to be considered at the Annual Meeting. Information regarding the persons who may, under the rules of the SEC, be considered participants in the solicitation of the Company's shareholders in connection with such matters will be set forth in the definitive proxy statement to be filed with the SEC. In addition, you can find information about the Company's executive officers and directors in its Annual Report on Form 10-K for the year ended March 31, 2020 and the aforementioned proxy statement.

Investors will be able to obtain a free copy of documents filed with the SEC at the SEC's website at www.sec.gov. In addition, investors may obtain a free copy of the Company's filings with the SEC through the investor relations section of our website (http://www.camber.energy), under “Investors” - “SEC Filings” or by directing a request to: 1415 Louisiana, Suite 3500, Houston, Texas 77002, Attention: Corporate Secretary.

About Camber Energy, Inc.

Based in Houston, Texas, Camber Energy (NYSE American: CEI) is a growth-oriented, independent oil and gas company engaged in the development of crude oil, natural gas and natural gas liquids in Texas and Louisiana. For more information, please visit the company's website at www.camber.energy.

SOURCE: Camber Energy, Inc.